EXHIBIT 10.1(B)

EIGHTH AMENDMENT TO THE
CENTURYLINK UNION 401(K) PLAN

WHEREAS, the CenturyTel Union 401(k) Plan (“Plan”) was amended and restated by CenturyLink, Inc. (the “Company”) effective December 31, 2006;

WHEREAS, on May 20, 2010, the shareholders of the Company approved a change of the Company's name from CenturyTel, Inc. to CenturyLink, Inc., and the Company changed the Plan name to reflect the new Company name;

WHEREAS, the Company wishes to revise the Plan’s Preamble to reflect the Plan’s new Trustee, restrict hardship distributions to employee contributions only, revise in-service distributions from Rollover Accounts and After-Tax Accounts; and

WHEREAS, the Company reserved the right to amend the Plan in Section 13.2 of the Plan.

NOW, THEREFORE, the Plan is amended as follows, effective January 1, 2011:

I.

The third sentence of the sixth paragraph of the Preamble to the Plan is amended and restated to read in its entirety as follows:

The Trustee of the Union 401(k) Trust is Wells Fargo Bank, N.A.

II.

The first paragraph of Section 6.6(a), Hardship, is amended and restated to read in its entirety as follows:

Hardship. By filing the required form, a Participant may withdraw on account of hardship all or a portion of his vested Accrued Benefit held in the Participant’s Elective Deferral Account, except earnings thereon.  The amount distributed will be withdrawn pro rata across eligible money types.

III.

Paragraph (c), Rollover Account, of Section 6.6, Other Permitted Distributions, is amended by adding the following sentence at the end thereof:

Effective January 1, 2011, Participants in Groups A, B and C may withdraw any amount from their Rollover Accounts in accordance with this Section 6.6(c).

IV.

Paragraph (d), Voluntary After-Tax Account, of Section 6.6, Other Permitted Distributions, is amended by adding the following sentence at the end thereof:

Effective January 1, 2011, Participants in Groups A, B and C may withdraw any amount from their Voluntary After-Tax Accounts in accordance with this Section 6.6(d).

IN WITNESS WHEREOF, the Company has executed this amendment on this 27th day of December, 2010.

CENTURYLINK, INC.

By:/s/ R. Stewart Ewing, Jr.
Name: R. Stewart Ewing, Jr.
Title: EVP, CFO and Assistant Secretary